Exhibit 10.2

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”) is made and entered into as of June 19, 2006 between Illinois Tool Works Inc., a Delaware corporation (“Parent”), and GEM Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Sub”), on the one hand, and the undersigned stockholder (“Stockholder”) of CFC International, Inc., a Delaware corporation (the “Company”), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 19, 2006 among Parent, Sub, and the Company (the “Merger Agreement”), Parent has agreed to acquire all of the issued and outstanding shares of Company Common Stock and Company Class B Stock pursuant to a statutory merger of Sub with and into the Company in which issued and outstanding shares of Company Common Stock and Company Class B Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of that number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto (the “Shares”) (such Shares, together with any New Shares (as defined in Section 1.2), being referred to herein as the “Subject Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Retain Subject Shares.

1.1. Prior to the Expiration Date (as defined below), Stockholder agrees not to: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares of which such Stockholder is the beneficial owner or any right or interest therein (“Transfer”) or (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer. As used herein, the term “Expiration Date” shall mean the earlier to occur of (x) the Effective Time or (y) termination of the Merger Agreement in accordance with the terms thereof.

1.2. “New Shares” means:

(a) any shares of capital stock or voting securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Company Common Stock or Company Preferred Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of the Company that Stockholder becomes the beneficial owner of as a result of any change in Company Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Company Common Stock.

2. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

2.1. (a) Stockholder is the beneficial owner of the Subject Shares set forth opposite his name on Exhibit A hereto; (b) the Subject Shares set forth opposite his name on Exhibit A hereto constitute Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (c) the Subject Shares are, and will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Subject Shares or other encumbrances (except as to shares with respect to which Roger F. Hruby holds an irrevocable proxy, as noted on Exhibit A); (d) Stockholder has the power of disposition with respect to all of the Subject Shares set forth opposite his name on Exhibit A hereto outstanding on the date hereof and will have voting power and power of disposition with respect to all of the Subject Shares acquired by such Stockholder after the date hereof; and (e) Stockholder’s principal residence or place of business is accurately set forth on Exhibit A hereto.

2.2. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Subject Shares are or will be bound or affected.

2.3. Stockholder hereby unconditionally and irrevocably instructs the Company not to, (a) permit the Transfer of his Subject Shares, in violation of this Agreement, on its books and records by Stockholder or (b) issue a new certificate representing any such Subject Shares.

2.4 Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance under this Agreement.

3. Termination. This Agreement and all obligations of Stockholder hereunder and shall terminate and shall have no further force or effect as of the Expiration Date; provided, however, that any such termination shall not relieve any party of any liability arising as a result of the breach of this Agreement by such party prior to such termination.

4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

5. Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, that Parent may, in its sole discretion, assign any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

6. Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in his favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

8. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to Stockholder, to:

Dennis W. Lakomy

c/o CFC International, Inc.

500 State Street

Chicago Heights, IL 60411

Facsimile: (708) 758-3976

with a copy (which shall not constitute notice) to:

Bell, Boyd & Lloyd LLC

70 West Madison Street

Chicago, IL 60602

Attention: Paul T. Metzger

Facsimile: (312) 827-8133

                  D. Mark McMillan

Facsimile: (312) 827-8001

(b)	if to Parent or Sub, to:

Illinois Tool Works Inc.

3600 West Lake Avenue

Glenview, IL 60026

Facsimile: (847) 657-4399

Attention: Philip M. Gresh, Executive Vice President

and

Illinois Tool Works Inc.

3600 West Lake Avenue

Glenview, IL 60026

Facsimile: (847) 657-4329

Attention: James H. Wooten, Jr., Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, IL 60606

Attention: James T. Lidbury

Facsimile: (312) 701-7711

or to such other address as any party hereto may designate for itself by notice given as herein provided.

9. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. Each of the parties hereto irrevocably and unconditionally (a) consents to submit himself or itself to the personal jurisdiction of the courts of the state of Delaware and of the United States located in Wilmington, Delaware in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees not to bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the courts of the state of Delaware and of the United States located in Wilmington, Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the transactions contemplated hereby.

11. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

12. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Merger Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any Person other than the parties any rights or remedies.

13. Counterpart. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by Applicable Law.

14. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

15. Publication. Each Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transactions contemplated by this Agreement, the Merger Agreement or the Merger without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), except as may be required by Applicable Law.

16. Further Actions. Each of the parties hereto agrees that it will execute and deliver such other documents and instruments and to take such further actions as from time to time may be necessary or appropriate to effectuate this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

ILLINOIS TOOL WORKS INC.

/s/ Philip M. Gresh
By:	Philip M. Gresh
Its:	Executive Vice President

GEM ACQUISITION CORP.

/s/ Philip M. Gresh
By:	Philip M. Gresh
Its:	President

STOCKHOLDER

/s/ Dennis W. Lakomy
Dennis W. Lakomy

EXHIBIT A

SUBJECT SHARES

Stockholder	Subject Shares Owned
Dennis Lakomy c/o CFC International, Inc. 500 State Street Chicago Heights, IL 60411	314,133